Exhibit 15.1

To the Board of Directors and Stockholders of Freeport-McMoRan Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-85803) pertaining to the Freeport-McMoRan Copper & Gold Inc.
1999 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 333-105535) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2003 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-115292) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan,

4)	Registration Statement (Form S-8 No. 333-136084) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

5)	Registration Statement (Form S-8 No. 333-141358) pertaining to the Phelps Dodge 2003 Stock Option and Restricted Stock Plan and the Phelps Dodge 1998 Stock Option and Restricted Stock Plan,

6)	Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,

7)
Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated,

8)	Registration Statement (Form S-3 No. 333-206257) pertaining to the Freeport-McMoRan Inc. 2015 Automatic Shelf Registration Statement,

9)	Registration Statement (Form S-8 No. 333-212523) pertaining to the Freeport-McMoRan Inc. 2016 Stock Incentive Plan, and

10)	Registration Statement (Form S-4 No. 333-217817) pertaining to the Freeport-McMoRan Inc. 2017 Exchange Offer;

of our report dated August 8, 2018 relating to the unaudited consolidated interim financial statements of Freeport-McMoRan Inc. that is included in its Form 10-Q for the quarter ended June 30, 2018.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
August 8, 2018